Investors contact:
Susan Mesco
Cytogen Corporation
(609) 750-8213

Cytogen Announces Settlement Agreement with Advanced Magnetics

PRINCETON, N.J., February 15, 2007 -- Cytogen Corporation (NASDAQ: CYTO) today announced the settlement of its lawsuit against Advanced Magnetics, Inc., as well as Advanced Magnetics' counterclaims against Cytogen, by mutual agreement.

Under the terms of the settlement agreement, Advanced Magnetics will pay $4 million to Cytogen and release 50,000 shares of Cytogen common stock currently being held in escrow. In addition, both parties agreed to early termination of the 10-year license and marketing agreement and supply agreement established in August 2000, as amended, for two imaging agents being developed by Advanced Magnetics, Combidex® (ferumoxtran-10) and ferumoxytol, previously Code 7228. The license and marketing agreement and supply agreement would have expired in August 2010.

Under the terms of the original agreement, Cytogen acquired the U.S. commercial rights to Combidex and ferumoxytol for oncology imaging applications only in exchange for 200,000 shares of Cytogen common stock, of which 150,000 were available for resale within four months of the closing and 50,000 were placed in escrow.

"After a strategic analysis of (i) the remaining term of the license and marketing agreement, (ii) the delayed approval timeframe, (iii) the ongoing regulatory risks, (iv) the time and expenditures associated with continued litigation, and (v) Cytogen’s commercial launch of two oncology therapeutics, the Company concluded it was in the best interest of its stockholders to reach an amicable resolution of this matter at this time," said Michael D. Becker, president and chief executive officer. "This settlement is consistent with our transformation to an oncology therapeutics company and the monetization of assets that are not aligned with our business objectives."

In October 2004, Advanced Magnetics submitted a complete response to an approvable letter received from the U.S. Food and Drug Administration (FDA) dated June 2000 for Combidex. In March 2005, the Oncologic Drugs Advisory Committee voted against recommending approval of Combidex for use in conjunction with magnetic resonance imaging (MRI) to aid in the differentiation of cancerous from normal lymph nodes. Subsequently, Advanced Magnetics received a second approvable letter from FDA with certain conditions. Advanced Magnetics has stated that it hopes to announce its strategy for responding to the March 2005 approvable letter during calendar 2007.

About Cytogen

Founded in 1980, Cytogen is a biopharmaceutical company dedicated to advancing the care of cancer patients by building, developing, and commercializing a portfolio of specialty pharmaceutical products. The Company’s specialized sales force currently markets QUADRAMET®, PROSTASCINT®, and SOLTAMOX™ to the U.S. oncology market. QUADRAMET is approved for the treatment of pain in patients whose cancer has spread to the bone, PROSTASCINT is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer, and SOLTAMOX is the first liquid hormonal therapy approved in the U.S. for the treatment of breast cancer in adjuvant and metastatic settings. In the first half of 2007, Cytogen plans to introduce its fourth approved oncology product to the U.S. market, CAPHOSOL®, a prescription medical device for the treatment of oral mucositis and dry mouth. The Company is also developing CYT-500, a third-generation radiolabeled antibody to treat prostate cancer. Cytogen’s product-focused strategy focuses on attaining sustainable growth through clinical, commercial, and strategic initiatives. Further information about Cytogen and this press release can be found at http://www.cytogen.com.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of successfully marketing its products; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products, such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. All information in this press release, including the forward-looking statements contained herein, are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update this information to reflect subsequent events or circumstances.

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